                                                                    EXHIBIT 10.7

                AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT


      THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this "Agreement")
is made as of         , 2004 by and among Coinmach Corporation, a Delaware
corporation (the "Company"), Coinmach Holdings, LLC, a Delaware limited liability company ("Holdings"), Coinmach Service Corp., a Delaware corporation ("CSC"), MCS Capital, Inc., a Delaware corporation ("MCS"), and Stephen R. Kerrigan ("Executive").

      WHEREAS, the Company, MCS, Holdings and Executive are parties to a senior management agreement dated as of March 6, 2003 (as amended from time to time, the "Existing Employment Agreement");

      WHEREAS, the Company, Holdings, MCS and Executive desire to amend and restate the Existing Employment Agreement and enter into this Agreement, which includes CSC as a party hereto;

      WHEREAS, simultaneously with the execution of this Agreement, Robert M. Doyle is entering into an amended and restated senior management agreement;

      WHEREAS, CSC has, on or about the date hereof and pursuant to an effective registration statement on Form S-1 filed with the Securities and Exchange Commission, completed the registered offer and sale of its Income Deposit Securities (including shares of Class A Common Stock and senior secured notes of CSC underlying such Income Deposit Securities) ("IDSs") and senior secured notes not forming a part of any IDS (the offer and sale of such securities being collectively referred to as the "IPO");

      WHEREAS, as part of a series of corporate reorganizations and other transactions in connection with the IPO (the "Transactions"), voting power of CSC was given on or about the date hereof to Holdings through its consolidated ownership of all the outstanding shares of CSC's Class B Common Stock;

      WHEREAS, as part of the Transactions, Coinmach Laundry Corporation, a Delaware corporation ("Coinmach Laundry"), became a subsidiary of CSC;

      WHEREAS, the Company is wholly-owned by Coinmach Laundry;

      WHEREAS, MCS is the owner of (i) 9,270,914 Common Units of Holdings, of which 4,539,406 Common Units (the "Carried Common Units") were issued to MCS in exchange for 4,539,406 shares of common stock of Coinmach Laundry (previously issued to MCS pursuant to the Equity Participation Agreement), and 3,781,508 Common Units (the "Co-Invest Common Units") were issued to MCS in exchange for 3,781,508 shares of common stock of Coinmach Laundry (previously issued to MCS in connection with Coinmach Laundry's going-private transaction in July of
2000), and (ii) 1553.05 Class C Preferred Units (the "Preferred Units") (subject to increase in connection with the Transactions).

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                     PROVISIONS RELATING TO EXECUTIVE UNITS


      1.1 Vesting of Carried Common Units. Carried Common Units which have become vested, together with all of the Co-Invest Common Units, are referred to herein as "Vested Common Units" and all other Carried Common Units are referred to herein as "Unvested Common Units." In addition to any vesting requirements in respect of the Carried Common Units contained in the Management Contribution Agreement, immediately prior to the closing of (i) any Significant Sale of equity securities which results in any person, or group of related persons not affiliated with GTCR owning equity securities of Holdings possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the Holdings Board (a "Change of Control"), or (ii) a sale of all or substantially all of Holdings' assets, all Unvested Common Units will become Vested Common Units. In addition, if Executive's employment with either CSC or the Company is terminated (i) by the CSC Board (in the case of employment with CSC) or the Coinmach Board (in the case of employment with the Company) without Cause, or (ii) by Executive for Good Reason, and in each case no CSC Event of Default (in the case of termination of employment with CSC) or Company Event of Default (in the case of termination of employment with the Company) has occurred and is continuing, all Unvested Common Units will become Vested Common Units.

      1.2 Put Option.

      (a) Upon the consummation of a Qualified Disposition, MCS shall have the right to require that Holdings repurchase up to 50% of each class of Executive Units, pursuant to the terms of this Section 1.2(a) (the "Qualified Disposition Put Option"). The purchase price for each Common Unit pursuant to the Qualified Disposition Put Option shall be the price per Unit paid to GTCR in connection with the Qualified Disposition, and the purchase price for each Preferred Unit pursuant to the Qualified Disposition Put Option shall be the lesser of (i) the liquidation value of such Unit (plus all accrued and unpaid dividends thereon) and (ii) the price per Unit of such class paid to GTCR in connection with the Qualified Disposition. Within 30 days after the date of the Qualified Disposition, Holdings shall notify MCS of the occurrence of such event and MCS may elect to exercise the Qualified Disposition Put Option by giving written notice to Holdings of such election, setting forth the number of Common Units and/or Preferred Units to be repurchased by Holdings, within 15 days after the date of delivery of Holdings' notice to MCS. In the event of the exercise of a Qualified Disposition Put Option, CSC and the Company will, subject to the terms of any of their then outstanding indebtedness, be jointly and severally obligated to transfer to Holdings an amount of money at least equal to the aggregate purchase price of the Executive Units subject to the Qualified Disposition Put Option, in order that Holdings can satisfy its obligations under such Qualified Disposition Put Option. The closing of the repurchase pursuant to the Qualified Disposition Put Option shall take place on a date designated by Holdings, but in any event not later than 270 days after the date of the Qualified Disposition. At such closing, MCS shall deliver to Holdings the certificates representing the Common Units and/or Preferred Units to be repurchased by Holdings, and, subject to Section 1.6 hereof, Holdings shall deliver to MCS the purchase price for such Units by cashier's or certified check or wire transfer.

            (b)Upon the termination of Executive's employment hereunder (i) by the Coinmach Board (in the case of employment with the Company) or by the CSC Board (in the case of employment with CSC), in each case without Cause, or (ii) by Executive for Good Reason, MCS shall have the right to require that Holdings repurchase all Units of each class of Executive Units held by MCS pursuant to the terms of this Section 1.2(b) (the "Termination Put Option"), and in the event the Termination Put Option is exercised, CSC and the Company will be jointly and severally obligated to transfer to Holdings an amount of money at least equal to the aggregate purchase price of the Executive Units subject to the Termination Put Option, in order that Holdings can satisfy its obligations under such Termination Put Option; provided, however, that Holdings shall only be obligated to repurchase MCS's Executive Units pursuant to the Termination Put Option at such time as the CSC Board, in its good faith judgment, determines that the Company and/or CSC (as the case may be) has sufficient assets to repurchase MCS's Executive Units without a material negative impact on CSC's and/or the Company's working capital or liquidity (taking into account any reasonably foreseeable acquisitions or capital expenditures of such parties). The purchase price for each Executive Unit pursuant to the Termination Put Option shall be the Fair Market Value thereof on the Date of Termination. Within 30 days after the Date of Termination as described in subsections (i) and (ii) above, MCS may elect to exercise the Termination Put Option by giving written notice to Holdings of such election, setting forth the number of Executive Units to be repurchased by Holdings. The closing of the repurchase pursuant to the Termination Put Option shall take place on a date designated by Holdings, but in any event not later than 15 days after the date of receipt of MCS's written notice of election to exercise the Termination Put Option. At such closing, MCS shall deliver to Holdings the certificates representing the Executive Units to be repurchased by Holdings, and, subject to Section 1.6 hereof, Holdings shall deliver to MCS the purchase price for such Units by cashier's or certified check or wire transfer.

      1.3 Repurchase Option.

      (a) In the event Executive violates Section 2.3(a) of this Agreement (a "Noncompete Breach"), or in the event Executive's employment by CSC and its Subsidiaries (including but not limited to the Company) terminates for any reason (a "Termination"), the Executive Units (whether held by MCS or one or more of MCS's transferees, other than Holdings or GTCR) will be subject to repurchase by Holdings first, the Other Senior Managers second and the Investors third pursuant to the terms and conditions set forth in this Section 1.3 (the "Repurchase Option").

      (b) If the Repurchase Option becomes exercisable because of a Noncompete Breach or a Termination resulting from CSC's or the Company's termination of Executive's employment for Cause, then, the purchase price for each Executive Unit will be the lower of (i) MCS's Original Cost for such Unit and (ii) the Fair Market Value of such Unit on the Date of Termination. If Executive's employment terminates other than as described in the preceding sentence, the purchase price for each (y) Executive Unit (other than an Unvested Common Unit) shall be the Fair Market Value of such Unit and (z) Unvested Common Unit shall be MCS's

Original Cost for such Unit, in each instance as of the date of the related Repurchase Notice or Investor Notice (as hereinafter defined), as the case may be.

      (c) Holdings may, at the option of the Holdings Board, elect to purchase all or any portion of the Executive Units from time to time by delivering written notice (the "Repurchase Notice") to the Other Senior Managers, the Investors and the holder or holders of such Executive Units from time to time during the 180 days after the Noncompete Breach or Termination, as the case may be. The Repurchase Notice will set forth the number of Executive Units, including the number of Unvested Common Units and Vested Common Units, to be acquired from the recipient holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

      (d) If for any reason Holdings has not elected to purchase all of the Executive Units pursuant to the Repurchase Option, the Other Senior Managers shall be entitled to exercise the Repurchase Option for any or all of the Executive Units, including the Unvested Common Units and the Vested Common Units, Holdings has not elected to purchase (the "Available Units"), by giving written notice to Holdings and the holder(s) of the Available Units to be repurchased during the 30 days after the date of delivery to the Other Senior Managers of the Repurchase Notice (the "Management Repurchase Notice") setting forth the number of Available Units each Other Senior Manager is willing to purchase. If the Other Senior Managers elect to purchase an aggregate number of Units greater than the number of Available Units, the Available Units shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, Holdings shall notify the holder(s) of the Available Units and the Investors as to the number of Units being purchased from such holder(s) by the Other Senior Managers (the "Supplemental Management Repurchase Notice"). At the time Holdings delivers the Supplemental Management Repurchase Notice to the holder(s) of the Available Units, Holdings shall also deliver written notice to each Other Senior Manager and the Investors setting forth the number of Units such Other Senior Manager is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction and, in the notice to the Investors, a statement of the number, type and purchase price of Available Units available for purchase by the Investors.

      (e) If for any reason the Other Senior Managers have elected not to purchase any or all of the Available Units pursuant to Section 1.3(d) above, the Investors may elect to purchase any or all of the Available Units not purchased by the Other Senior Managers by giving written notice to Holdings and the holder(s) of the Available Units to be repurchased within 30 days after the date of delivery to the Investors of the Supplemental Management Repurchase Notice (the "Investor Repurchase Notice") setting forth the number of Available Units the Investors are willing to purchase. If the Investors elect to purchase an aggregate number greater than the number of Available Units, the Available Units shall be allocated among the Investors pro rata based upon the number of Common Units owned by each Investor on a Fully Diluted Basis. As soon as practicable, and in any event within ten days after the expiration of the 30-day period set forth above, Holdings shall notify each holder of Available Units as to the number of Units being purchased from such holder by the Investors (the "Supplemental Investor Repurchase Notice"). At the time Holdings delivers the Supplemental Investor Repurchase Notice to the holder(s) of Available Units, Holdings shall also deliver written notice to each Investor setting forth the number of Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

      (f) Each closing of the purchase of the Executive Units pursuant to the Repurchase Option shall take place on the date designated by Holdings, the Other Senior Managers or the Investors in the related Repurchase Notice, Management Repurchase Notice, or Investor Repurchase Notice, as the case may be, but in any event not later than 270 days after the date of the Noncompete Breach or Termination. At such closing, MCS shall deliver to Holdings, the Other Senior Managers and/or the Investors, certificates representing the Executive Units to be repurchased by Holdings, the Other Senior Managers and/or the Investors, and Holdings, the Other Senior Managers, and/or the Investors, as the case may be, will pay for the Executive Units to be purchased pursuant to the Repurchase Option, subject to Section 1.6 hereof and the terms below, on the date of the closing of the Repurchase Option.

      (g) Any payment made pursuant to this Section 1.3 shall be payable, at the option of Holdings, in cash, by check or with Class A Preferred Units; provided, that if Holdings elects to pay MCS with Class A Preferred Units, upon the request of Holdings, MCS shall enter into documentation with Holdings with respect to the issuance of such Class A Preferred Units on terms and conditions reasonably acceptable to Holdings. In addition, Holdings may pay the total purchase price for such Units by offsetting amounts outstanding under any bona fide debts owed by Executive or MCS to Holdings. Holdings, the Other Senior Managers and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

      (h) If within six months following the repurchase of Executive Units pursuant to the Repurchase Option under this Section 1.3, (i) a Significant Sale or a Public Offering occurs and (ii) the amount received by MCS for Vested Common Units pursuant to the Repurchase Option is less than the amount that MCS would have received for such Vested Common Units had Holdings not repurchased such Vested Common Units pursuant to the Repurchase Option and had MCS disposed of such Vested Common Units (or such other securities into which such Vested Common Units may have been exchanged or converted) pursuant to such Significant Sale or Public Offering, then MCS shall be entitled to receive the benefit of such higher valuation for the Vested Common Units sold under the Repurchase Option. Subject to Section 1.6 hereof, the excess of (x) the amount which MCS would have received in such Significant Sale or Public Offering assuming the sale of his Vested Common Units purchased by exercise of the Repurchase Option in connection with such transaction, over (y) the purchase price of the Vested Common Units paid to MCS under the Repurchase Option (the "Excess"), shall be paid by Holdings (or any designee of Holdings) to MCS by wire transfer of immediately available funds (to such account designated in writing by MCS) promptly upon consummation of any such transaction; provided, however, if (i) the repurchase of Executive Units under this Section 1.3 was paid by Holdings with Class A Preferred Units and in connection with a Significant Sale the holders of Class A Preferred Units received consideration other than cash in exchange for such Class A Preferred Units, then Holdings may pay the Excess to MCS in the same form of consideration which the holders of Class A Preferred Units received in such Significant Sale, or (ii) the repurchase of Executive Units under this Section 1.3 was paid by Holdings with Class A Preferred Units and in connection with a Public Offering the Class A Preferred Units were converted into common stock or another form of equity security, then Holdings may pay the

Excess to MCS in the form of common stock or such other equity security into which the Class A Preferred Units were converted in connection with such Public Offering; provided, further, if the repurchase of Executive Units under this
Section 1.3 was paid by Holdings with Class A Preferred Units and at the time of the Significant Sale or the Public Offering there were no issued and outstanding Class A Preferred Units other than Class A Preferred Units held by MCS, then MCS shall be paid the Excess by Holdings (or any designee of Holdings), at the option of Holdings, by wire transfer of immediately available funds (to such account designated in writing by MCS) or in the form of compensation received by the holders of Common Units, in either case promptly upon consummation of any such transaction.

            (i)In the event Holdings elects to repurchase Executive Units pursuant to this Section 1.3, CSC and the Company will be jointly and severally obligated to transfer to Holdings an amount of money at least equal to the aggregate purchase price of the Executive Units subject to such repurchase, in order that Holdings can complete such repurchase in accordance with the terms of this Section 1.3.

      1.4   Restrictions on Transfer.

      (a) Transfer of Executive Units. Neither Executive nor MCS shall, directly or indirectly, transfer, sell, assign, pledge, offer or otherwise dispose of any interest in any Executive Units (a "Transfer") except pursuant to (i) Section 1.2, Section 1.3, Section 1.4(c), Section 1.4(d) or Section 1.4(e) hereof, (ii)
Section 3(a) (participation rights), Section 3(c) (permitted transfers) and
Section 5 (sale of the company) of the Securityholders Agreement, or (iii) a Public Sale (clauses (i) through (iii) collectively referred to herein as "Exempt Transfers"). Prior to effecting any Transfer of Executive Units (other than (y) to Holdings, to any Other Senior Manager or to the Investors or (z) in connection with a Public Sale or Significant Sale), MCS shall obtain from each transferee their written agreement to be bound by the provisions of Section 1.4 of this Agreement for the benefit of Holdings, the Other Senior Managers and the Investors.

      (b) Sale Notice. Prior to making any Transfer (other than an Exempt Transfer), MCS will give written notice (the "Sale Notice") to Holdings, the Other Senior Managers and the Investors. The Sale Notice will disclose in reasonable detail the number of Units to be transferred and the terms and conditions of the proposed Transfer and, if known, the identity of the prospective transferee(s). MCS will not consummate any such Transfer until 90 days after the Sale Notice has been given to Holdings, the Other Senior Managers and the Investors, unless the parties to the Transfer have been fully determined pursuant to this Section 1.4(b), Section 1.4(c) and Section 1.4(d) prior to the expiration of such 90-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

            (c)First Refusal Rights. Holdings may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to MCS, each Other Senior Manager and each Investor within 30 days after the Sale Notice has been given to Holdings. In the event Holdings elects to repurchase Executive Units pursuant to this Section 1.4(c), CSC and the Company will be jointly and severally obligated to transfer to Holdings an amount of money at least equal to the aggregate purchase price of the Executive Units subject to such repurchase, in order that Holdings can complete such repurchase in accordance with the terms of this Section 1.4(c). If Holdings has not elected to purchase all of the Executive Units to be Transferred, the Other Senior Managers may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to MCS, Holdings and the Investors within 60 days after the Sale Notice has been given to the Other Senior Managers. The Other Senior Managers' rights hereunder shall be allocated among the Other Senior Managers pro rata based on the number of Common Units owned by each Other Senior Manager on a Fully Diluted Basis. If Holdings and the Other Senior Managers have not elected to purchase all of the Executive Units to be Transferred, the Investors may elect to purchase all (but not less than all) of the Executive Units to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to MCS, Holdings and each Other Senior Manager within 90 days after the Sale Notice has been given to the Investors. If Holdings, the Other Senior Managers or the Investors do not elect to purchase all of the Executive Units specified in the Sale Notice, MCS may Transfer the Executive Units specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 30-day period immediately following the Authorization Date. Any Executive Units not Transferred within such 30-day period will be subject to the provisions of this
      Section 1.4(c) upon subsequent Transfer.

      (d) Co-Sale Rights. The Investors may elect to participate in the contemplated Transfer by delivering written notice to MCS within 90 days after delivery of the Sale Notice to the Investors. If any of the Investors (each a "Participating Investor") have elected to participate in such Transfer, and any of the Units specified in the Sale Notice are Common Units, MCS and the Participating Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Common Units equal to the product of (x) the quotient determined by dividing the percentage of Common Units owned by such Person by the aggregate percentage of Common Units owned by MCS and all Participating Investors and (y) the number of Common Units to be sold in the contemplated Transfer.

      For example, if the Sale Notice contemplated a sale of 100 Common Units by MCS, and if MCS was at such time the owner of 30% of Holdings' outstanding Common Units (on a fully-diluted basis) and if one Participating Investor elects to participate and such Participating Investor owns 20% of Holdings' outstanding Common Units (on a fully-diluted basis), MCS would be entitled to sell 60 Common Units ((30% / 50%) x 100 Units) and the Participating Investor would be entitled to sell 40 Common Units
      ((20% / 50%) x 100 Units).

If any of the Executive Units specified in the Sale Notice consist of Class C Preferred Units, MCS and the Participating Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Class C Preferred Units equal to the aggregate number of Class C Preferred Units to be Transferred multiplied by a fraction, the numerator of which is the Class C Unreturned Capital plus the Class C Unpaid Yield of all Class C Preferred Units held by such Person and the denominator of which is the aggregate Class C Unreturned Capital plus the Class C Unpaid Yield of all Class C Preferred Units held by MCS and the Participating Investors.

      For example, if the Sale Notice contemplated a sale of 100 Class C Preferred Units by MCS, and if the Class C Unreturned Capital plus the Class C Unpaid Yield on all Class C Preferred Units held by MCS was at such time $1,080,000, and if one Participating Investor elects to participate and the Class C Unreturned Capital plus the Class C Unpaid Yield on all Class C Preferred Units held by such Participating Investor was at such time $2,160,000, MCS would be entitled to sell 33 1/3 Class C Preferred Units ((1,080,000 / 3,240,000) x 100 Units) and the Participating Investor would be entitled to sell 66 2/3 Class C Preferred Units ((2,160,000 / 3,240,000) x 100 Units).

MCS will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors in the contemplated Transfer and will not Transfer any Executive Units to the prospective transferee(s) if such transferee(s) refuse(s) to allow the participation of the Investors.

      (e) Permitted Transfers. The restrictions contained in this Section 1.4 shall not apply with respect to any Transfer of Executive Units pursuant to applicable laws of descent and distribution or among (i) Executive or MCS and
(ii) Executive's Family Members; provided that such restrictions will continue to be applicable to the Executive Units after any such Transfer and the transferees of such Executive Units have agreed in writing to be bound by the provisions of this Agreement.

      (f) Legend. The certificates representing the Executive Units will bear a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BY AND AMONG COINMACH SERVICE CORP. ("COINMACH"), COINMACH CORPORATION, COINMACH
      HOLDINGS, LLC, MCS CAPITAL, INC. AND STEPHEN R. KERRIGAN, DATED         ,
      2004. COINMACH MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO COINMACH) SATISFACTORY TO COINMACH, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT COINMACH'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

      1.5 Recapitalization Undertaking. Prior to a Public Offering pursuant to which any holder of Units of common securities of Holdings is given an opportunity to sell all or any portion of such holder's Units of common securities of Holdings, Holdings will use its reasonable best efforts, at the request of MCS, to effect a recapitalization of the Preferred Units into Units of common securities of Holdings at a price per Unit equal to the price per Unit at which Units of Holdings' common securities are offered to the public in such Public Offering.

      1.6 Payments. Notwithstanding any other provision to the contrary contained in this Agreement, payments (including, but not limited to, in the form of securities) to be made to MCS pursuant to this Agreement shall be made only to the extent permitted by the financing arrangements of Holdings and its Subsidiaries in effect at the time such payments are required to be made; provided, however, such payments shall be made at such time that they are permitted to be made by such financing arrangements.

      1.7 Opinion. In connection with the Transfer of any Executive Units (other than an Exempt Transfer or in connection with a Significant Sale), the holder thereof shall deliver written notice to Holdings describing in reasonable detail the Transfer or proposed Transfer, which, if requested by Holdings, shall be accompanied by an opinion of counsel which (to Holdings' reasonable satisfaction) is knowledgeable in securities law matters to the effect that such Transfer of Executive Units may be effected without registration of such Executive Units under the Securities Act. In addition, if the holder of the Executive Units delivers to Holdings an opinion of counsel that no subsequent Transfer of such Executive Units shall require registration under the Securities Act, Holdings shall promptly upon such contemplated Transfer deliver new certificates for such Executive Units which do not bear the Securities Act legend set forth in Section 1.4(f) (but which may bear any applicable contractual restrictions on Transfer).

      1.8 Transfers of MCS Stock. Executive shall not, directly or indirectly, Transfer any interest in any securities of MCS except pursuant to applicable laws of descent and distribution or among Executive and Executive's Family Members; provided that such restriction will continue to be applicable to any securities of MCS after any such Transfer and the transferees of such securities of MCS have agreed in writing to be bound by the provisions of this Agreement.

                                   ARTICLE II
                        PROVISIONS RELATING TO EMPLOYMENT


      2.1 Employment. CSC agrees to employ Executive, and Executive accepts such employment, for the period from the date hereof until such employment is terminated (the "CSC Employment Period"). The Company agrees to employ Executive, and Executive accepts such employment, for the period from the date hereof until such employment is terminated (the "Company Employment Period" and, together with the CSC Employment Period, the "Employment Period").

      (a) Duties. During (i) the CSC Employment Period, Executive shall serve as the President, Chief Executive Officer and Chairman of the Board of CSC and (ii) the Company Employment Period, Executive shall serve as the Chief Executive Officer and Chairman of the Board of the Company, and with respect to each such employment Executive shall have the normal duties, responsibilities and authority assigned to him by the CSC Board and CSC's by-laws (in the case of employment with CSC), and the Coinmach Board and the Company's by-laws (in the case of employment with the Company).

      (b) Salary, Bonus and Benefits.

            (i) Salary. During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the CSC Board may designate from time to time, beginning at the rate of $446,250 per annum, which amount shall be reviewed and may be increased, but not decreased, annually by the CSC Board in its sole discretion, and which Annual Base Salary shall represent an aggregate base salary for services provided to both CSC and the Company. The obligation in any year during the Employment Period to pay Executive's Annual Base Salary shall be the joint and several obligations of CSC and the Company; provided that in the event Executive's employment terminates with respect to either CSC or the Company but not both, (i) the obligation hereunder to pay Executive's Annual Base Salary for all periods subsequent to such termination shall be the sole obligation of the party with whom such employment was not terminated and (ii) Executive's Annual Base Salary for all periods subsequent to such termination shall be determined by the board of directors of the party with whom such employment was not terminated. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

            (ii) Bonus. During the Employment Period, Executive will be entitled to receive any bonus which the CSC Board may grant in its discretion, which bonus shall represent an aggregate bonus for services provided to both CSC and the Company. The obligation to pay any bonus so granted shall be the joint and several obligations of CSC and the Company; provided that in the event Executive's employment terminates with respect to either CSC or the Company but not both, the bonus to which Executive will be entitled for all periods subsequent to such termination shall be granted in the discretion of the board of directors of the party with whom such employment was not terminated and payment of such bonuses will be the obligation of such party. In addition, upon the consummation of a Qualified Disposition, Executive will be entitled to a bonus in an amount equal to 2.0 times the sum of his Annual Base Salary then in effect plus the amount of the bonus paid to Executive for the most recently completed fiscal year, payable in a lump sum on the closing of such Qualified Disposition.

            (iii) Benefits. During the Employment Period, Executive will be entitled to benefits consistent with past practices, as well as to such other benefits approved by the CSC Board and made available to CSC's and/or the Company's senior management (without duplication), in each case, as such benefits may be adjusted by the CSC Board from time to time.

      (c) Severance.

                  (i) Termination of Employment with CSC. If Executive's employment with CSC is terminated by the CSC Board without Cause, or if Executive's employment is terminated by Executive for Good Reason (and not by reason of Executive's death or disability) and (i) no CSC Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to 2.0 times the sum of his Annual Base Salary then in effect plus the amount of the bonus paid to Executive for the most recently completed fiscal year, payable in 18 equal monthly installments, or (ii) a CSC Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to his Annual Base Salary then in effect payable in 12 equal monthly installments, in the case of each of clauses (i) and (ii) subject to applicable withholding tax requirements, commencing upon the execution by CSC and Executive of a mutual release of the parties' respective rights, duties, privileges and obligations hereunder other than those rights, duties, privileges and obligations which are contemplated to continue beyond the Employment Period, which release the parties hereby agree to use their reasonable good faith efforts to secure.

                  (ii) Termination of Employment with the Company. If Executive's employment with the Company is terminated by the Coinmach Board without Cause, or if Executive's employment is terminated by Executive for Good Reason (and not by reason of Executive's death or disability) and (i) no Company Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to 2.0 times the sum of his Annual Base Salary then in effect plus the amount of the bonus paid to Executive for the most recently completed fiscal year, payable in 18 equal monthly installments, or (ii) a Company Event of Default has occurred and is continuing, Executive shall be entitled to receive severance pay in an amount equal to his Annual Base Salary then in effect payable in 12 equal monthly installments, in the case of each of clauses (i) and (ii) subject to applicable withholding tax requirements, commencing upon the execution by the Company and Executive of a mutual release of the parties' respective rights, duties, privileges and obligations hereunder other than those rights, duties, privileges and obligations which are contemplated to continue beyond the Employment Period, which release the parties hereby agree to use their reasonable good faith efforts to secure.

                  (iii) Limitations on Multiple Severance. In the event Executive's employment with both CSC and the Company is terminated within any twelve month period by the Coinmach Board or the CSC Board or Executive as described in Sections 2.1(c)(i) and (ii):

                   (A) Executive shall only be entitled to receive one severance payment described in this Section 2.1(c), notwithstanding termination of employment with both parties,

                  (B) payment of such severance payment shall be the joint and several obligations of CSC and the Company,

                  (C) if the Annual Base Salary in effect at the time of the first termination is different than the Annual Base Salary in effect at the time of the second termination, whichever Annual Base Salary is greater will be the Annual Base Salary used in calculating Executive's severance payment and

                  (D) if (1) at the time of termination of employment with CSC a
            CSC Event of Default had occurred and was continuing and at the time of termination of employment with the Company no Company Event of Default had occurred and was continuing or (2) at the time of termination of employment with CSC no CSC Event of Default had occurred and was continuing and at the time of termination of employment with the Company a Company Event of Default had occurred and was continuing, then in either case Executive's severance payment shall be calculated as if no Event of Default had occurred and was continuing.

                  In the event that (A) subclause (C) of the first paragraph of this Section 2(c)(iii) is applicable, (B) the greater Annual Base Salary is in effect at the time of the second termination and (C) installment payments on the severance payment relating to the first termination have already been paid or begun to be paid to Executive, then (y) the severance payment amount owed to Executive will be recalculated and adjusted upward to account for the Annual Base Salary in effect at the time of the second termination in accordance with subclause (C) and (z) all installment payments already paid to Executive relating to the first termination will be deducted from such adjusted severance payment amount.

                  In the event that (A) subclause (D) of the first paragraph of this Section 2(c)(iii) is applicable, (B) either (1) the first termination of employment related to CSC and at the time of such termination a CSC Event of Default occurred and was continuing or (2) the first termination of employment related to the Company and at the time of such termination a Company Event of Default occurred and was continuing and (C) installment payments on the severance payment relating to the first termination have already been paid or begun to be paid to Executive, then (x) the severance payment amount owed to Executive will be recalculated and adjusted upward to account for the severance payment owed as if no Event of Default had occurred and was continuing in accordance with subclause (D), (y) all installment payments already paid to Executive relating to the first termination will be deducted from such adjusted severance payment amount and (z) the adjusted severance payment amount, minus any deductions in accordance with the preceding subclause (y), will be payable in a number of equal monthly installments equal to 18 minus the number of installment payments already paid to Executive at the time of the second termination.

      (d) Effect of Termination on Bonuses and Benefits. With respect to termination of employment with either CSC or the Company, all of Executive's rights to fringe benefits and bonuses hereunder (if any) related to such employment which accrue after the Date of Termination shall, except as otherwise provided by law, cease upon such Date of Termination; provided, however, that Executive shall continue to be entitled to medical benefits consistent with those provided to Executive prior to the Date of Termination during the period that installment payments on the severance payment to which the Executive is entitled are being made to Executive pursuant to Section 2.1(c) hereof. The Company or CSC, as the case may be, may offset the amounts of any outstanding loans, advances or other disbursements made to or on behalf of Executive by CSC or the Company against any amounts CSC or the Company owes Executive hereunder for severance pay, benefits, bonuses or other items.

      2.2 Confidential Information. Executive acknowledges that the information, observations and data obtained by him during the course of his performance concerning the business and affairs of Holdings, CSC, or any of their respective Subsidiaries and Affiliates will be the property of Holdings, CSC, and their respective Subsidiaries. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for the account of any Person other than Holdings, CSC, and their respective Subsidiaries any such information, observations or data

("Confidential Information") without the written consent of the Holdings Board (in the case of Confidential Information relating to Holdings and/or its Subsidiaries) or the CSC Board (in the case of Confidential Information relating to CSC and/or its Subsidiaries), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act and except as required by law or legal process. Executive agrees to deliver to CSC and/or the Company at the termination of his employment with either of such parties, or at any other time CSC, the Company or Holdings may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of Holdings or its Subsidiaries, or CSC or its Subsidiaries, and all acquisition prospects, lists and contact information which he may then possess or have under his control. "Confidential Information" shall include, but is not limited to, information concerning acquisition opportunities in or reasonably related to Holdings' or its Subsidiaries', or CSC's or its Subsidiaries', business or industry of which Executive becomes aware during his employment.

      2.3 Noncompetition and Nonsolicitation.

      (a) Noncompetition. Executive acknowledges that in the course of his employment with CSC and the Company he will become familiar, and during his employment with CSC and the Company prior to the date of this Agreement he has become familiar, with Holdings', CSC's, their respective Subsidiaries', and each of their Affiliates' (collectively, the "Coinmach Group") trade secrets and with other confidential information concerning the Coinmach Group, and that his services will be of special, unique and extraordinary value to the Coinmach Group. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, assist, render services for, or in any manner engage in any business competing with, or otherwise substantially similar to, the businesses of the Coinmach Group as such businesses exist or are in process on the Date of Termination, (i) within the geographical area included in the 50-mile radius around each location of a customer of the Coinmach Group or any business which a member of the Coinmach Group is actively considering acquiring at the time of Executive's termination or has actively considered acquiring in the last 12 months or (ii) within any State in the United States or any Province in Canada in which Executive has spent a significant amount of time on behalf of the Coinmach Group at any time during the twelve-month period prior to the Date of Termination. The restrictions of this Section 2.3(a) shall not apply to Executive's ownership interests in not more than three laundromats at any one time.

      (b) Nonsolicitation. During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Coinmach Group to leave the employ of the Coinmach Group, or in any way interfere with the relationship between the Coinmach Group and any employee thereof, (ii) offer employment to or hire any person who was an employee of the Coinmach Group at any time during the one-year period prior to the Date of Termination, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Coinmach Group to cease doing business with the Coinmach Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Coinmach Group; provided that clauses (i) and (ii) above shall not in any way prohibit Executive from offering employment to, hiring or employing James N. Chapman during the Noncompete Period.

      (c) Enforcement. If, at the time of enforcement of Section 2.2 or Section
2.3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope and geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area and that the court shall be allowed to reduce the restrictions contained herein to cover the maximum duration, scope and area permitted by law.

      (d) Submission to Jurisdiction. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard or determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

      (e) Additional Acknowledgments. Executive acknowledges that the provisions of Section 2.2 and Section 2.3 are in consideration of: (i) employment with CSC and the Company, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 2.2 and this Section 2.3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (i) that the business of CSC and the Company and their respective Subsidiaries will be national in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of CSC or the Company or any of their respective Subsidiaries, or any of their respective executives or employees (including Executive), it is expected that CSC and the Company will have business activities and have valuable business relationships within its industry throughout the United States, and (iii) as part of Executive's responsibilities, Executive will be traveling around the United States in furtherance of CSC's and the Company's business and its relationships. Executive agrees and acknowledges that the potential harm to CSC and the Company of the non-enforcement of Section 2.2 and this Section 2.3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon him by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of CSC and the Company now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

                                  ARTICLE III
                               GENERAL PROVISIONS

      3.1 Definitions.

      "Affiliate" of a Person means any direct or indirect general or limited partner or member of such Person, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Person, and will include, without limitation, its owners and employees.

      "Agreement" has the meaning set forth in the preamble hereto.

      "Annual Base Salary" has the meaning set forth in Section 2.1(b)(i) hereto.

      "Authorization Date" has the meaning set forth in Section 1.4(b) hereto.

      "Available Units" has the meaning set forth in Section 1.3(d) hereto.

      "Carried Common Units" has the meaning set forth in the recitals hereto

      "Cause" means (i) a material breach by Executive of any agreement with any member of the Coinmach Group (after notice and reasonable opportunity to cure),
(ii) a breach of Executive's duty of loyalty to any member of the Coinmach Group or any of its Subsidiaries or any act of dishonesty, gross negligence, willful misconduct or fraud with respect to any member of the Coinmach Group or any of their securityholders, customers or suppliers, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission tending to cause harm to the standing and reputation of, or otherwise bring public disgrace or disrepute to, any member of the Coinmach Group, (iv) Executive's continued failure or refusal to perform any material duty to any member of the Coinmach Group which is normally attached to his position (after notice and reasonable opportunity to cure), (v) Executive's gross negligence or willful misconduct in performing those duties which are normally attached to his position (after notice and reasonable opportunity to cure) or (vi) any breach of
Section 2.2 or Section 2.3 of this Agreement. For purposes of this Agreement, "Executive's duty of loyalty to any member of the Coinmach Group" shall include Executive's fiduciary obligation to place the interests of any member of the Coinmach Group ahead of his personal interests and thereby not knowingly profit personally at the expense of any member of the Coinmach Group, and shall also include specifically the affirmative obligation to disclose promptly to the CSC Board any known conflicts of interest Executive may have with respect to any member of the Coinmach Group, and the negative obligations not to usurp corporate opportunities of any member of the Coinmach Group, not to engage in any "conflict-of-interest" transactions with any member of the Coinmach Group (without the approval of the CSC Board), and not to compete directly with any member of the Coinmach Group (without the approval of the CSC Board).

      "Change of Control" has the meaning set forth in Section 1.1 hereto.

      "Class A Common Stock" means the Class A common stock, par value $0.01 per share, of CSC.

      "Class B Common Stock" means the Class B common stock, par value $0.01 per share, of CSC.

      "Class C Preferred Units" has the meaning set forth in the LLC Agreement.

      "Class C Unpaid Yield" has the meaning set forth in the LLC Agreement.

      "Class C Unreturned Capital" has the meaning set forth in the LLC
Agreement.

      "Co-Invest Common Units" has the meaning set forth in the recitals hereto.

      "Coinmach Board" means the Board of Directors of the Company.

      "Coinmach Group" has the meaning set forth in Section 2.3(a) hereto.

      "Coinmach Laundry" has the meaning set forth in the recitals hereto.

      "Common Units" means Units having the rights and obligations of Common Units set forth in the LLC Agreement.

      "Company" has the meaning set forth in the preamble hereto.

      "Company Event of Default" means an "Event of Default" as such term is defined in the Company's (i) credit agreement dated January 25, 2002, among the Company, Coinmach Laundry, the subsidiary guarantors named therein, and certain
lenders named therein, as amended on         , 2004, and (ii) Indenture dated as
of January 25, 2002, as each such agreement may be further amended, modified or replaced, from time to time.

      "Confidential Information" has the meaning set forth in Section 2.2 hereto.

      "CSC" has the meaning set forth in the preamble hereto.

      "CSC Board" means the board of directors of CSC.

      "CSC Event of Default" means an "Event of Default" as defined in CSC's indenture by and among CSC, the subsidiary guarantors names therein and The Bank of New York, as trustee, dated as of , 2004, as such agreement may be further amended, modified or replaced, from time to time.

      "Date of Termination" means the first day occurring on or after the date hereof on which Executive ceases to be an Employee of CSC or the Company, regardless of the reason for such cessation, provided that Executive's cessation as an Employee shall not be deemed to occur by reason of a transfer of Executive by or among Holdings, CSC, the Company, or any of their respective Subsidiaries; and provided further that Executive's cessation as an Employee shall not be deemed to occur by Executive's being on a leave of absence from CSC, the Company or any of their respective Subsidiaries approved by Executive's employer. If, as a result of a sale or other transaction, the Subsidiary of CSC or the Company for whom Executive is employed ceases to be a Subsidiary of CSC or the Company (and the entity for whom Executive is employed is or becomes an entity that is separate from CSC or the Company), and Executive is not, at the end of the 30-day period following the transaction, an Employee of CSC or the Company or an entity that is then a Subsidiary of CSC or the Company, then the occurrence of such transaction shall be treated as Executive's Date of Termination caused by Executive being discharged by the entity for whom Executive is employed.

      "Employee" means any person, including officers and directors, employed by CSC, the Company or any of their respective Subsidiaries.

      "Employment Period" has the meaning set forth in Section 2.1 hereto.

      "Event of Default" means, collectively, a CSC Event of Default and a Company Event of Default.

      "Excess" has the meaning set forth in Section 1.3(h) hereto.

      "Executive" has the meaning set forth in the preamble hereto.

      "Executive Units" means, at any time, (i) all Common Units and Preferred Units then held by MCS, Executive or a Family Member, and (ii) all equity securities of CSC issued or issuable directly or indirectly with respect to such Units in connection with a combination of Units, dividend, recapitalization, merger, consolidation, reorganization or otherwise. In addition, Executive Units shall continue to be Executive Units in the hands of any holder (except to the extent such holder is CSC, any Investor or a transferee in a Public Sale consummated in accordance with this Agreement or the Securityholders Agreement), and except as otherwise provided herein, each such holder of Executive Units shall succeed to all rights and obligations attributable to Executive or MCS, as the case may be, as a holder of Executive Units hereunder.

      "Exempt Transfers" has the meaning set forth in Section 1.4(a) hereto.

      "Existing Employment Agreement" has the meaning set forth in the recitals hereto.

      "Fair Market Value". For purposes of determining the "Fair Market Value" of any Executive Unit as of any date, the following rules shall apply:

            (i) If, at that time, the principal market for the Executive Unit is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of such Executive Unit on that date on the principal exchange or market on which such Executive Unit is then listed or admitted to trading;

            (ii) If, at that time, the sale prices are not available or the principal market for the Executive Unit is not a national securities exchange and such Executive Unit is not quoted on the Nasdaq stock market, then the "Fair Market Value" shall be the average between the highest bid and lowest asked prices for such Executive Unit on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service;

            (iii) If the day is not a business day, and as a result, paragraphs
      (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Executive Unit shall be determined as of the next earlier business day; and

            (iv) If, in accordance with rules established by the Holdings Board, a determination of "Fair Market Value" is required as of any date and, as of that date, paragraphs (i) and (ii) next above are inapplicable for reasons other than those specified in paragraph (iii) next above, then the "Fair Market Value" as of that date shall be determined by the Holdings Board in its reasonable discretion or by such other Person designated by the Holdings Board;

provided, however, that notwithstanding any other paragraph in this definition to the contrary, the Fair Market Value for any Preferred Unit shall be no more than the unpaid yield and unreturned capital of such Unit.

      "Family Members" means Executive's spouse and/or lineal descendants, a trust for the sole benefit of Executive and/or Executive's spouse or lineal descendants or upon Executive's death, Executive's estate.

      "Fully Diluted Basis" means, without duplication, (i) all Common Units outstanding at the time of determination plus (ii) all Common Units issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

      "Good Reason" means (i) a material breach of Section 1.2 which is not cured within thirty days after the Holdings Board's receipt of written notice from Executive of non-compliance; (ii) a material diminution of Executive's duties under this Agreement, including but not limited to the assignment to Executive of duties inconsistent with Executive's position, duties or responsibilities as in effect after the date of execution of this Agreement;
(iii) Executive's own physical or mental disability; or (iv) a material breach of Section 2.1(b) which is not cured within thirty days after either the Coinmach Board's or the CSC Board's receipt of written notice from Executive of non-compliance. For purposes of this Agreement, "disability" shall mean Executive's inability to perform his duties hereunder in a competent manner on account of illness or other physical or mental incapacity, if such illness or other physical or mental incapacity continues for a period of more than three consecutive months, or an aggregate of six months in any twelve-month period during the term hereof.

      "GTCR" means GTCR-CLC, LLC or any Affiliate thereof.

      "Holdings" has the meaning set forth in the preamble hereto.

      "Holdings Board" means the board of directors of Holdings.

      "IDSs" has the meaning set forth in the recitals hereto.

      "Investor Repurchase Notice" has the meaning set forth in Section 1.3(e) hereto.

      "Investors" means, collectively, GTCR, Filbert Investment Pte Ltd, the TCW/Crescent Purchasers, and each of their transferees.

      "IPO" has the meaning set forth in the recitals hereto.

      "LLC Agreement" means the Limited Liability Company Agreement, by and among Holdings and its members, dated as of March 6, 2003, as amended as of , 2004.

      "Management Contribution Agreement" means that certain Contribution Agreement, dated on or prior to the date hereof, by and among Holdings, Executive and MCS.

      "Management Repurchase Notice" has the meaning set forth in Section 1.3(d) hereto.

      "MCS" has the meaning set forth in the preamble hereto.

      "Noncompete Breach" has the meaning set forth in Section 1.3(a) hereto.

      "Noncompete Period" has the meaning set forth in Section 2.3(a) hereto.

      "Original Cost" means, (i) with respect to each Common Unit, $.10 per Unit, and (ii) with respect to each Preferred Unit, $1,000 per Unit (in each case as proportionately adjusted for all subsequent securities splits, dividends and other recapitalizations).

      "Other Senior Managers" means Mitchell Blatt, Robert M. Doyle and Michael E. Stanky.

      "Participating Investor" has the meaning set forth in Section 1.4(d) hereto.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Preferred Units" has the meaning set forth in the recitals hereto.

      "Public Offering" means a sale in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar or successor form) of Common Units (or other shares of equity interests into which such Common Units may be exchanged or converted) approved by the Holdings Board.

      "Public Sale" means (i) any sale pursuant to a Public Offering or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

      "Qualified Disposition" means a Significant Sale in which the aggregate consideration (including the fair market value of any notes or other evidence of indebtedness) received by GTCR at the closing of such Significant Sale is equal to or greater than 300% of the aggregate net amount invested in Holdings and its Subsidiaries by GTCR on or after July 3, 2000 through the date of such closing.

      "Qualified Disposition Put Option" has the meaning set forth in Section 1.2(a) hereto.

      "Repurchase Notice" has the meaning set forth in Section 1.3(c) hereto.

      "Repurchase Option" has the meaning set forth in Section 1.3(a) hereto.

      "Sale Notice" has the meaning set forth in Section 1.4(b) hereto.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securityholders Agreement" means the Amended and Restated Securityholders
Agreement, dated as of         , 2004 among Holdings, certain of its
securityholders, and CSC.

      "Significant Sale" means any transaction or series of transactions pursuant to which any Person or group of related Persons in the aggregate acquire(s) (i) equity securities of Holdings possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Holdings Board (whether by merger, consolidation, reorganization, combination or sale or Transfer of Holdings' equity or otherwise) or (ii) all or substantially all of Holdings' assets determined on a consolidated basis; provided that none of (w) a Public Offering,
(x) a pro rata distribution of the Class B Common Stock to a unit holder or unit holders of Holdings, (y) the redemption by CSC or sale by Holdings to CSC of shares of Class B Common Stock or (z) a sale by Holdings in an underwritten public offering registered under the Securities Act of shares of Class B Common Stock shall constitute a Significant Sale.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity. Reference to any "Subsidiary" of the Company or CSC shall be given effect only at such times as the Company or CSC has one or more Subsidiaries.

      "Supplemental Investor Repurchase Notice" has the meaning set forth in
Section 1.3(e) hereto.

      "Supplemental Management Repurchase Notice" has the meaning set forth in
Section 1.3(d) hereto.

      "Taxes" has the meaning set forth in Section 3.3(k) hereto.

      "TCW/Crescent Purchasers" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leverage Income Trust, L.P., a Delaware limited partnership, and TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, any of their Affiliates or any holder of Units for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager (each individually a "TCW/Crescent Purchaser").

      "Termination" has the meaning set forth in Section 1.3(a) hereto.

      "Termination Put Option" has the meaning set forth in Section 1.2(b) hereto.

      "Transactions" has the meaning set forth in the recitals hereto.

      "Transfer" has the meaning set forth in Section 1.4(a) hereto.

      "Units" has the meaning set forth in the LLC Agreement.

      "Unvested Common Units" has the meaning set forth in Section 1.1 hereto.

      "Vested Common Units" has the meaning set forth in Section 1.1 hereto.

      3.2 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party:

            If to the Company, to:

                  Coinmach Corporation
                  303 Sunnyside Blvd.
                  Suite 70
                  Plainview, New York 11803
                  Attention: Chief Executive Officer

                  with copies, which will not constitute notice to the Company, to:

                  GTCR Fund VII, L.P.
                  c/o GTCR Golder Rauner, L.L.C.
                  6100 Sears Tower
                  Chicago, Illinois  60606-6402
                  Attention: David A. Donnini

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Attention: Stephen L. Ritchie, P.C.

                  Mayer, Brown, Rowe & Maw LLP
                  1675 Broadway

                  New York, New York  10019
                  Attention: Ronald S. Brody

            If to CSC, to:

                  Coinmach Service Corp.
                  303 Sunnyside Blvd.
                  Suite 70
                  Plainview, NY  11803
                  Attention: Chief Executive Officer

                  with copies, which will not constitute notice to CSC, to:

                  GTCR-CLC, LLC
                  c/o GTCR Golder Rauner, L.L.C.
                  Sears Tower
                  Chicago, IL 60606-6402
                  Attention: David A. Donnini
                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attention: Stephen L. Ritchie, P.C.

                  Mayer, Brown, Rowe & Maw LLP
                  1675 Broadway
                  New York, NY 10019
                  Attention: Ronald S. Brody


            If to Holdings, to:

                  Coinmach Holdings, LLC
                  c/o Coinmach Laundry Corporation
                  521 East Morehead Street
                  Suite 590
                  Charlotte, NC  28202
                  Attention: Stephen R. Kerrigan

                  with copies, which will not constitute notice to Holdings, to:

                  GTCR-CLC, LLC
                  c/o GTCR Golder Rauner, L.L.C.
                  Sears Tower
                  Chicago, IL 60606-6402
                  Attention: David A. Donnini

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attention: Stephen L. Ritchie, P.C.

                  Mayer, Brown, Rowe & Maw LLP
                  1675 Broadway
                  New York, NY 10019
                  Attention: Ronald S. Brody

            If to Executive or MCS, to:

                  Stephen R. Kerrigan
                  c/o Coinmach Corporation
                  521 East Morehead
                  Charlotte, North Carolina 28202

Any notice to an Investor shall be sent to the address for such Investor as set forth in the current records of Holdings and a copy of such notice shall be sent to GTCR and to Kirkland & Ellis at their respective addresses set forth above. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

      3.3 General Provisions.

      (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement shall be void, and Holdings shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such equity for any purpose.

      (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith (i) embody the complete agreement and understanding among the parties, (ii) supersede and preempt any prior summaries of terms and conditions, understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (except for any indemnity agreement that may be or may have been entered into by and between Executive and CSC), and
(iii) terminate and cancel the Existing Employment Agreement.

      (d) Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind MCS, Executive, CSC and the Company and their respective successors and permitted assigns and inure to the benefit of and be enforceable by MCS, Executive, CSC, the Company, GTCR, the Investors and each of their respective successors and permitted assigns (including in each case subsequent holders of Executive Units); provided that MCS may not assign any of its rights under any provision of Article I of this Agreement except as part of a Transfer of Executive Units in accordance with (i) Section 1.3 and Section 1.4 of this Agreement, and (ii) Section 3(a) (participation rights) and Section 3(c) (permitted transfers) of the Securityholders Agreement.

      (f) Choice of Law. The limited liability company law of the State of Delaware will govern all questions concerning the relative rights of Holdings and its securityholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (g) Remedies. Each of the parties to this Agreement (including the Investors) will be entitled to enforce its rights under this Agreement, specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and, except as otherwise provided in Section 2.3(d), that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

      (h) Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or modified only by written agreement of CSC, the Company and Executive. No other course of dealing between the parties or third-party beneficiaries hereof or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders.

      (i) Survival Upon Termination. Notwithstanding a Termination, this Agreement (excluding Sections 2.1(a) and (b)) shall survive and continue in full force and effect in accordance with its terms.

      (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which CSC's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

      (k) Indemnification and Reimbursement of Payments on Behalf of Executive/MCS. CSC, the Company and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from CSC, the Company or any of their respective Subsidiaries to Executive or MCS, as the case may be, any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from CSC, the Company or any of their respective Subsidiaries or MCS's ownership interest in Holdings, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event CSC, the Company or their respective Subsidiaries do not make such deductions or withholdings, Executive or MCS, as the case may by, shall indemnify CSC, the Company and their respective Subsidiaries for any amounts paid with respect to any such Taxes.

      (l) Deemed Transfer of Executive Units. If Holdings (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Executive Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and Holdings (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

      (m) Rights Granted to GTCR and Other Investors and Their Affiliates. Any rights granted to GTCR and other Investors and their Affiliates hereunder may also be exercised (in whole or in part) by any Affiliate thereof.

      (n) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Investors as provided herein.

      (o) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a paragraph of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.


                                 * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Senior Management Agreement on the date first written above.


                                    COINMACH CORPORATION


                                     By:
                                        ------------------------------
                                        Name: Mitchell Blatt
                                        Title:   President


                                    COINMACH SERVICE CORP.


                                     By:
                                        ------------------------------
                                        Name: Robert M. Doyle
                                        Title:  Chief Financial Officer,
                                              Senior Vice President, Secretary
                                              and Treasurer


                                    COINMACH HOLDINGS, LLC


                                     By:
                                        ------------------------------
                                        Name: Mitchell Blatt
                                        Title:   President


                                    MCS CAPITAL, INC.


                                     By:
                                        ------------------------------
                                        Name: Stephen R. Kerrigan
                                        Title: President


                                    EXECUTIVE:


                                    ------------------------------
                                    Stephen R. Kerrigan

                                     CONSENT

      The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Agreement (the "Amended and Restated SMA") and that I understand its contents. I am aware that the Amended and Restated SMA provides for the repurchase of the Executive Units under certain circumstances and imposes other restrictions on the transfer of such Executive Units. I agree that MCS's, my and my spouse's interest in the Executive Units are subject to:

      (i) the Amended and Restated SMA,

      (ii) the Limited Liability Company Agreement, dated as of March 6, 2003, by and among Coinmach Holdings, LLC ("Holdings") and certain of its members (the
"LLC Agreement"), as amended on          , 2004,

      (iii) the Amended and Restated Securityholders Agreement, dated as
of            , 2004, by and among Holdings and the other parties thereto
(the "Securityholders Agreement"),

      (iv) the Registration Agreement, dated as of March 6, 2003, by and among Holdings and the other parties thereto (the "Registration Agreement"),

      (v) the Management Contribution Agreement, dated as of March 5, 2003, by and between Holdings and MCS Capital, Inc. (the "Contribution Agreement")

      (vi) the Amended and Restated Promissory Note, dated as of March 6, 2003, by MCS Capital, Inc. in favor of Coinmach Laundry Corporation (the "Promissory Note"); and

      (vii) the Amended and Restated Security Agreement, dated as of March 6, 2003, by and between MCS Capital, Inc. and Coinmach Laundry Corporation (the "Security Agreement", and collectively with the Amended and Restated SMA, the LLC Agreement, the Securityholders Agreement, the Registration Agreement, the Contribution Agreement and the Promissory Note, the "Operative Agreements").

      I further agree that any interest I may have, directly or indirectly, in such Executive Units shall be irrevocably bound by the Operative Agreements and that my community or marital property interest, if any, shall be similarly bound by the Operative Agreements.


                                          --------------------------
                                          Maureen W. Kerrigan


WITNESS:

-----------------------
Name: